Exhibit 99.1

INVESTOR PRESENTATION NOVEMBER 2014

1 Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts, and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors. These statements are subject to significant risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements. For a description of some of the risks and uncertainties that may adversely affect our future results, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission, including those in Item 1A "Risk Factors" of our most recent Form 10-K and any updates thereto in our Forms 10-Q and Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in our presentation, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation includes the non-GAAP financial measures of (1) Adjusted EBITDA (on a consolidated basis and for our reporting segments) and (2) Adjusted Earnings Per Share (“Adjusted EPS”). Adjusted EBITDA and Adjusted EPS are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles in the U.S. (“GAAP”). A quantitative reconciliation of historical net income to Adjusted EBITDA and EPS (as defined below) to Adjusted EPS is found in the tables accompanying this presentation. EBITDA represents income (loss) from continuing operations, or net income (loss), as applicable, before (1) interest income (expense) net, (2) income tax provision, (3) depreciation and depletion, (4) amortization, and (5) accretion. Adjusted EBITDA represents EBITDA as further adjusted for specifically identified items that management believes do not directly reflect our core operations. For the periods presented herein, the specifically identified items are: (1) adjustments to exclude the updates to the tax agreement liability, including tax impacts of the IPO and Secondary Offering and the termination of the TRA in August 2014, (2) adjustments for derivative financial instruments, excluding fair value mark-to-market gains or losses and including cash amounts received or paid, (3) adjustments to exclude the gain from the sale of our 50% non-operating interest in the Decker Mine, and (4) adjustments to exclude a significant broker contract that expired in the first quarter of 2010. Because of the inherent uncertainty related to the items identified above, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or a reconciliation to any forecasted GAAP measures. Adjusted EBITDA is an additional tool intended to assist our management in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations. Adjusted EBITDA is a metric intended to assist management in evaluating operating performance, comparing performance across periods, planning and forecasting future business operations and helping determine levels of operating and capital investments. Period-to-period comparisons of Adjusted EBITDA are intended to help our management identify and assess additional trends potentially impacting our company that may not be shown solely by period-to-period comparisons of net income or income from continuing operations. Our chief operating decision maker uses Adjusted EBITDA as a measure of segment performance. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. Adjusted EPS represents diluted earnings (loss) per common share attributable to controlling interest, or diluted earnings (loss) per common share attributable to controlling interest from continuing operations, as applicable (“EPS”), adjusted to exclude (i) the estimated per share impact of the same specifically identified items used to calculate Adjusted EBITDA as described above, and (ii) the cash and non-cash interest expense associated with refinancing transactions. All items are adjusted at the statutory tax rate of approximately 36%. We believe Adjusted EBITDA and Adjusted EPS are also useful to investors, analysts and other external users of our consolidated financial statements in evaluating our operating performance from period to period and comparing our performance to similar operating results of other relevant companies. Adjusted EBITDA allows investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and depletion, amortization and accretion and other specifically identified items that are not considered to directly reflect our core operations. Similarly, we believe our use of Adjusted EPS provides an appropriate measure to use in assessing our performance across periods given that this measure provides an adjustment for certain specifically identified significant items that are not considered to directly reflect our core operations, the magnitude of which may vary significantly from period to period and, thereby, have a disproportionate effect on the earnings per share reported for a given period. Our management recognizes that using Adjusted EBITDA and Adjusted EPS as performance measures has inherent limitations as compared to net income, income from continuing operations, EPS or other GAAP financial measures, as these non-GAAP measures exclude certain items, including items that are recurring in nature, which may be meaningful to investors. Adjusted EBITDA and Adjusted EPS should not be considered in isolation and do not purport to be alternatives to net income, income from continuing operations, EPS or other GAAP financial measures as a measure of our operating performance. Because not all companies use identical calculations, our presentations of Adjusted EBITDA and Adjusted EPS may not be comparable to other similarly titled measures of other companies. Moreover, our presentation of Adjusted EBITDA is different than EBITDA as defined in our debt financing agreements.

2 2 2 Cloud Peak Energy One of the largest U.S. coal producers 2013 coal shipments from three Owned and Operated Mines of 86.0 million tons 2013 proven & probable reserves of 1.2 billion tons Only pure-play PRB coal company Extensive NPRB base for long-term growth opportunities Employs approximately 1,700 people NYSE: CLD (10/24/14) $11.06 Market Capitalization (10/24/14) ~$675 million Total Available Liquidity (9/30/14) $660 million 2013 Revenue $1.4 billion Senior Debt (B1/BB-) (9/30/14) $500 million Market and Financial Overview Company Overview

3 Cloud Peak Energy Profile 1. One of the largest U.S. coal producers a. Pure play Powder River Basin (PRB) subbituminous coal producer – 2013 shipments of 86 million tons b. Extensive reserve base – 1.2 billon tons of proven and probable reserves(1) c. First class safety and environmental performance 2. Cash generation driven by low-cost structure, optimized capital expenditures and revenue visibility a. All production capacity committed for 2014; approximately 85% of 2015 production capacity committed b. Consistent marketing strategy despite challenging market c. Future cash flow enhanced by active balance sheet management 3. Positioning the business for long term growth – significant export growth pipeline a. Leading PRB exporter with favorable northern PRB geographic and quality advantage b. Recent transactions provide greater export capacity in the near and mid term 4. Well positioned balance sheet with limited legacy liabilities a. Recently amended leverage ratios to provide additional flexibility b. Recent Decker sale and tax receivable agreement buyout significantly reduced Asset Retirement Obligations and eliminated the TRA liability 5. Disciplined management team with a proven track record a. Demonstrated cost, capital expenditure and balance sheet management – market and demand drive operations b. Disciplined investments in growth opportunities 1 4 3 2 5 (1) At December 31, 2013

4 Low-Risk Surface Operations Highly productive, non-unionized workforce at all company-operated mines Proportionately low, long-term operational liabilities Surface mining reduces liabilities and allows for high-quality reclamation Strong environmental compliance programs and ISO-14001 certified

5 5 5 5 Top Coal Producing Companies - 2013 Incident Rates (MSHA) Source: MSHA. Note: Total Incident Rate = (total number of employee incidents x 200,000) / total man-hours. Good Safety Record Indicates Well-Run Operations

Extensive Coal Reserves and Significant Projects 6 Spring Creek Mine – MT 2013 Tons Sold 18.0M tons 2013 Proven & Probable Reserves 279M tons Average Reserve Coal Quality 9,350 Btu/lb Average lbs SO2 0.73/mmBtu Cordero Rojo Mine – WY 2013 Tons Sold 36.7M tons 2013 Proven & Probable Reserves 290M tons Average Reserve Coal Quality 8,425 Btu/lb Average lbs SO2 0.69/mmBtu Antelope Mine – WY 2013 Tons Sold 31.4M tons 2013 Proven & Probable Reserves 617M tons Average Reserve Coal Quality 8,875 Btu/lb Average lbs SO2 0.52/mmBtu 6 2013 Proven & Probable Reserves 1.2B Tons Antelope Mine 9M tons Cordero Rojo Mine 163M tons Spring Creek Mine 6M tons Youngs Creek Project 287M tons 465M tons 2013 Non-Reserve Coal Deposits 0.5B Tons Source: SNL Energy (1) Represents a current estimate of physical in-place coal tons. Does not represent proven and probable reserves, non-reserve coal deposits or a forecast of tons to be produced and sold in the future. Future production and sales of such tons, if any, are subject to exercise of options and significant risk and uncertainty. Crow Project (1) (subject to exercise of options) 1,380M tons Additional Coal 1.4B Tons

7 Continued Execution of Consistent Business Strategy Increase Near-Term Exports Recently increased capacity at fully-utilized Westshore port Capitalizes on Spring Creek’s export advantages with no significant mine development capital expenditure required Strengthening Asian marketing capability via expanding sales into South Korea, Taiwan, and Japan Secure Long-Term Export Opportunities Option for up to 7.7 million tons export capacity at proposed Millennium Bulk Terminal Option for up to 17.6 million tons export capacity at proposed Gateway Pacific Terminal Extensive coal position at Spring Creek Complex with Youngs Creek and Crow Tribe projects; offering multiple development options Solid Domestic Business in Best Positioned Basin Large reserve position and no LBA obligations beyond 2015 Low cost and low capex surface operations Stable customer base, supported by contracted sales strategy Active Balance Sheet Management Eliminated legacy TRA liability Eliminated Decker Mine reclamation obligations Relaxation of Revolver covenants

8 Recent Opportunistic Transactions Positioning for Additional Export Growth Acquired immediate Westshore Terminal port capacity for $37 million Increases export tonnage: committed annual capacity increases from 2.75 million tons to 6.3 million tons in 2015, increasing to 7.2 million tons in 2019 through 2024 Estimated 2015 Adjusted EBITDA would increase by approximately $34 million in the event of a $10 per tonne increase in Newcastle prices Capitalizes on Spring Creek Complex quality and distance advantage, without need for significant investment in mine development Secured option for up to 7.7 million tons of capacity at proposed Millennium Bulk Terminal (“MBT”) Part of Decker divestment MBT environment impact statement (“EIS”) currently underway Active Balance Sheet Management Decker divestment reduced Asset Retirement Obligations by $72 million and released $67 million of reclamation bonds Amended Revolver to relax covenants Buy-out of Tax Receivable Agreement released $103 million undiscounted liability with quick payback 1 2 1 2 3

(1) Total debt includes high yield notes and capital leases; TTM Adjusted EBITDA of $192.4M as of 9/30/2014 Liquidity & Obligations (as of September 30, 2014) Strong Balance Sheet (US$M) 9 No Debt Maturities until 2019 (1) Revolver is undrawn. Cash and cash equivalents $119 $500M revolver capacity (Baa3- rating) $500 A/R securitization 41 Available revolver & A/R securitization 541 Total available liquidity $660 8.5% High-Yield Notes due 2019 300 6.375% High-Yield Notes due 2024 200 Senior unsecured debt (B1/BB- rating) $500 Capital leases 9 Total Debt $509 Total Debt / Adjusted EBITDA(1) 2.6x Net Debt / Adjusted EBITDA(1) 2.0x Strong liquidity and cash balance Low leverage (Debt to Adjusted EBITDA) No near-term maturities

10 Domestic Strategy Consistent Forward Selling Strategy Focus on Matching Production to Market Demand Optimize Operational Focus on Cost Control and Improvement Programs Disciplined Capital Expenditures and Significant Reserve Base

11 High Quality Customer Base Thousands of Tons 7,500 - 15,000 0 - 1,500 Powder River Basin Illinois Basin Rocky Mountain Lignite WECC MIDWEST SPP ERCOT SERC NORTHEAST RFC-PJM FRCC Source: IHS CERA, SNL Coal Region / Type Cloud Peak Energy Deliveries to Power Plants

Responding to Market Conditions 12 Controlling Costs 2014 rail shipments reduced due to rail capacity constraints Responding to domestic utility demand and low pricing by reducing domestic shipments over time Focus on growth through exports Reduced capital expenditures Containing operating cost increases Reducing Shipments Reducing Capital Expenditures (1) Includes labor, repairs, maintenance, tires, explosives, outside services, and other mining costs

13 13 13 (1) Additional overburden as coal seams dip further down Haul distances increase as mining pits migrate further from load-out Require more equipment / personnel / resources to maintain steady production Helps impose production growth constraints in the PRB Rising Costs – a Function of Surface Mining

PRB Price – Reaching Inflection Point? Positive Pricing Factors 14 PRB stocks decrease to 51MT (about 45 days of burn) Natural gas inventories are down 294 BCF or 8% compared to 1-year ago Natural gas prices have stabilized above 2013 levels. Through August 2014, coal-fired generation up approximately 4% Source: EVA, EIA PRB stockpiles were 51 million tons at the end of September 2014, lowest levels since 2006

PRB – Forecast Growing Share of Smaller Pie

CLOUD PEAK ENERGY®

- Overall U.S. coal burn is expected to decline ~18% or 175 million tons from 2007 to 2020
- PRB burn is expected to remain relatively stable as it substitutes for declines in other basins



2007
2012
2020E
Domestic Thermal Consumption
Coal – 49% of Generation Share
Other 30%
CAPP 16%
ILB 9%
PRB 45%
Total 950Mt
PRB 427Mt
39% of Generation Share
CAPP 8%
ILB 12%
Other 30%
PRB 50%
Total 827Mt
PRB 413Mt
36% of Generation Share
CAPP 6%
ILB 17%
Other 23%
PRB 54%
Total 775Mt
PRB 418Mt

- CAPP coal production declining
  - High operating costs
  - Difficult regulatory environment
  - Not economical for many customers relative to natural gas
- PRB, ILB and natural gas are replacing CAPP production
  - PRB coal has low sulfur and lower Btu
  - ILB has higher Btu and higher sulfur

Source: Company estimates and industry sources

15

Continued Forward Sales Strategy

Total Committed Tons (as of 10/24/14)
(tons in millions)


70
12
58
46
10
36
2015E
2016E
Committed tons with variable pricing
Committed tons with fixed pricing

- **2015 has 58 million tons committed and fixed at weighted-average price of $13.10/ton**
- **2016 has 36 million tons committed and fixed at weighted-average price of $13.80/ton**

	Illustrative Price Increase 2015	2016
Assumed Increase in PRB coal price ($/ton)	$1.00	$1.00
Illustrative annual production (million tons)	81	81
Implied uncommitted (million tons)	11	35
Potential Incremental Adjusted EBITDA estimate (in millions)	~$8	~$25
Committed tons with index pricing (million tons)	12	10
Potential Incremental Adjusted EBITDA estimate (in millions)	~$8	~$7
Total potential incremental Adjusted EBITDA[(1)] estimate (in millions)	**~$16**	**~$32**

(1) Assumes 30% royalties and taxes applied to the potential incremental revenue.

16

17 Export Strategy Strong International Demand Spring Creek Geographic and Quality Advantages Youngs Creek Asset Acquisition Crow Exploration and Option Agreements Increased Existing Port Capacity Secured Options Over Potential Future Port Capacity of up to 23 Million Tonnes

18 Increasing International Demand Requires PRB Exports China Japan South Korea Taiwan India Australia Indonesia Asian utilities seeking diversity and surety of long-term supply Cloud Peak Energy was the largest U.S. exporter of thermal coal into South Korea in 2013 Growing customer base with sales to Taiwan and Japan Thermal Exports Total 27Mt PRB 8Mt Total 56Mt PRB 11Mt Total 150Mt PRB 75Mt 2007 2012 2020E Source: EIA and internal estimates

Asia’s Strong Demand Requires Increasing Thermal Imports 19 China Net Imports Urban and industrialization investment will continue to fuel these economies Importing coal essential for anticipated future electric generation growth Rising production costs in Australia and Indonesia make PRB coal more competitive, although the impact is being partially offset by the strong US$ Diversity of supply important to South Korea, Japan, and Taiwan, our primary markets Source: Fenwel Energy Consulting and Industry Reports Source: AIE India Net Imports Estimated World Energy Consumption Quotes

20 Assumes 20% import reliance for incremental demand Assumes 50% import reliance for incremental demand Assumes 10% import reliance for incremental demand Source: HDR | SALVA Large Expected Growth in Asian Thermal Imports by 2018 Region Estimated Additional Coal-Fired Capacity 2014-18 (GW) Estimated Incremental Coal Requirement (Mt) Estimated Imported Coal Requirement (Mt) North Asia 13.7 48 48 SE Asia – 100% imports 9.4 33 33 SE Asia – some imports 23.2 81 16(1) India 109.7 384 192(2) China 178.0 623 62(3) Totals 333.3 1,169 351Mt

21 Seaborne Supplier Potential Expansion Status Potential Incremental Supply 2014 – 2018 (Mtpa) Australia No new projects approved in last 18 months. Very expensive infrastructure. 40 Indonesia 2014 YTD export growth slowest in 15 years, royalties increasing, reserves declining. Majors still expanding, could be consolidation. 50 USA Overall production down around 100Mt from 2013 to 2014, exports falling. Minimal new projects. 20 Russia Constrained by infrastructure, exporters currently making losses. 20 Colombia Infrastructure expanding. 30 South Africa Constrained by rail and port capacity and strong domestic demand. 15 Total 175Mt Potential 350Mt required – 175Mt supply = 175Mt supply shortfall Source: HDR | SALVA, September 29, 2014 Potential Supply Shortfall by 2018 – Up to 50 Percent, or 175Mt

International Thermal Prices Positioned for Recovery 2009 China becomes net importer of coal importing over 100 million tonnes, after having net exports of 9 million tonnes in 2008. 2011 Chinese coal imports surge to 175 million tonnes 2013 Chinese coal imports continue to grow to 327 million tonnes India thermal coal imports grow by 22 million tonnes 22 Source: Global Coal, HDR | Salva, Company estimates Estimated Price Range for Industry “Reasonable Economic” Returns Analysts estimate at $70 Newcastle, nearly 40% of Australian thermal coal production is at negative margins At AUD = ~0.88 the profitability of Australian thermal coal remains very challenged Newcastle Price Curve High Newcastle prices encouraged development of Pacific basin coal mines, leading to over-supply

23 Executing on our Export Strategy Strong International Demand Spring Creek Geographic and Quality Advantages Youngs Creek Asset Acquisition Crow Exploration and Option Agreements Increased Existing Port Capacity China and India expected to continue to drive significant demand growth Other Asian countries seeking security and diversity of supply Australian and Indonesian supply being hit by increasing capital and operating costs and regulatory uncertainty U.S. PRB coal no longer at top of cost curve Geographic advantage of Spring Creek Complex, closer to ports Quality advantage compares well with seaborne competitive coal 287 million tons non-reserve coal deposits 38,800 acres strategic land Multiple development options with Spring Creek Complex 1.4 billion in-place tons (1) Exploration agreement Option to lease agreement Multiple development options with Spring Creek Complex BIA approved agreements June 2013 Extended Westshore contract to 2024 Increased committed capacity from 2.75 million tons to ~7 million tons (1) Represents a current estimate of physical in-place coal tons. Does not represent proven and probable reserves, non-reserve coal deposits or a forecast of tons to be produced and sold in the future. Future production and sales of such tons, if any, are subject to exercise of options and significant risk and uncertainty. Secured Options Over Potential Future Port Capacity of up to 25 Million Tons Gateway Pacific option for up to 17.6 million tons Millennium Bulk Terminal - 7.7 million tons

Spring Creek Complex – Export Distance and Quality Advantage

CLOUD PEAK ENERGY®

1 Location

- **Spring Creek Complex is 235 miles closer to export terminals than SPBR mines**
- **Fewer bottlenecks in NPRB**

2 Quality

- **Spring Creek Mine is a premium subbituminous coal in the international market**
- **Indonesian coal (primary market competitor) is declining in quality**
- **Northern PRB (Spring Creek Mine and Youngs Creek Project) coal:**
  - Coal quality ~9,200 – 9,350 Btu
  - Converts to ~4,770 – 4,850 Kcal/kg NAR

Spring Creek Complex 235 Miles Closer



Ridley Terminal
Prince George
Edmonton
Red Pass
BRITISH COLUMBIA
ALBERTA
SASKATCHEWAN
Calgary
Kamloops
Regina
Texada Island
Neptune Terminal
Vancouver
Westshore Terminal
Gateway Pacific Terminal
Lethbridge
Victoria
Sweet Grass
WASHINGTON
Seattle
MONTANA
Port Westward
Olympia
Yakima
Spokane
Missoula
Helena
Millennium
Portland
Salem
Port Morrow
NPRB
Billings
Eugene
OREGON
Boise
IDAHO
Gillette
WYOMING
Casper
Existing Terminals
Proposed Terminals
BNSF Railroad
CN Route
CP Route
Joint BNSF/UP
0
100
200
400
600
800 Miles

Higher Quality Product



NPRB
4770-4850
SPRB
4544
Average
Indonesian Coal
3700
3900
4100
4300
4500
4700
4900
Kcal/kg NAR

Source: SNL, Wood Mackenzie, Company estimates

24

Key Projects 25 Youngs Creek Acquisition 287 million tons of non-reserve coal deposits at December 31, 2013 Royalty payments of 8% vs. 12.5% federal rate 38,800 acres of surface land connecting Youngs Creek, Spring Creek, and Crow Indian Tribe deposits Crow Project Exploration agreement and options to lease up to 1.4 billion tons(1) of in-place coal on the Crow Indian Reservation. BIA issued approval of agreements in June 2013 Option period payments up to $10M over initial 5 year period – $5.25M already paid Sliding scale royalty payments to the Crow of 7.5% - 15% vs. 12.5% federal rate 25 (1) Represents a current estimate of physical in-place coal tons. Does not represent proven and probable reserves, non-reserve coal deposits or a forecast of tons to be produced and sold in the future. Future production and sales of such tons, if any, are subject to exercise of options and significant risk and uncertainty.

26 Spring Creek Complex – Potential Development Options (1) Represents a current estimate of physical in-place coal tons. Does not represent proven and probable reserves, non-reserve coal deposits or a forecast of tons to be produced and sold in the future. Future production and sales of such tons, if any, are subject to exercise of options and significant risk and uncertainty. Tonnage Opportunities Youngs Creek Project – 287M tons non-reserve coal deposits Crow Project – 1.4B in-place tons(1) subject to exercise of options

27 Cloud Peak Energy Terminal Position 27 27 Westshore Terminal – Existing lowest cost, cape-size port Capesize vessels – deep-water port 2012 expanded to 33 million tonnes total annual capacity We have just increased the term and capacity of our ten-year throughput agreement to 6.6 million tons, increasing to 7.2 million tons in 2019 We expect to ship approximately 6.3 million tons in 2015 Proposed Gateway Pacific Terminal (multi-commodity) Capesize vessels – deep-water port 48 million tonnes of coal at planned full development We have an option for up to 17.6 million tons throughput, depending on ultimate terminal size EIS scope announced July 2013 – EIS process continues Initial opening expected ~2019 Proposed Millennium Bulk Terminal Panamax vessels CPE has an option for up to 3 million tonnes per year at Stage 1 of development (total throughput of at least 10 million tonnes per year) and option for an additional 4 million tonnes per year at Stage 2 of development (total throughput of at least 30 million tonnes per year) EIS scope announced February 2014 – EIS process continues Initial opening expected ~2019

28 Improving “Pro-Coal” Environment 28 28 Northwest Clean Air Agency (an independent government agency) (March 2014) Results of 20 months of air monitoring conducted near a rail crossing in Bellingham, Washington showed there were no days when dust was at levels that would be expected to cause issues for people even those who are highly sensitive to respiratory problems Poll Finds Coal Export Supporters Outnumber Opponents for Pacific Northwest (July 2014) “It’s trade-related jobs in Washington State that are at stake here.” Kathryn Stenger with the Alliance for Northwest Jobs and Exports Cloud Peak Energy is working with others to support the expansion of existing ports and the construction of new ports as well as countering the opposition to these opportunities

29 Active Balance Sheet Management

30 Decker Mine Sale Further Reduces Liabilities Improves Cloud Peak Energy’s earnings, cash flow, balance sheet, and credit profile  Sale of Decker Mine removed approximately $72 million from Asset Retirement Obligations and $67 million of surety bonds Removed requirement for Cloud Peak Energy ongoing funding of: Working capital, capital expenditures Future operating losses Surety bond premiums

Elimination of Legacy Liability with Rio Tinto

CLOUD PEAK ENERGY®

Elimination of the Tax Receivable Agreement ("TRA") and associated obligations

- TRA: Agreement to pay Rio Tinto 85% of the benefits of tax savings from basis step-up realized during the IPO
- TRA required Cloud Peak Energy to make annual cash payments over the remaining mine lives, currently estimated at 28 years
- **Attractive purchase price**: $103 million undiscounted TRA liability purchased for $45 million, with quick payback – approximately $30 million would have been paid by October 2015
- **Buy-out further strengthens balance sheet and improves cash flow**

Fiscal Year	2011	2012	2013	2014E	2015E
TRA Payments Made (in millions)	$9.4	$25.1	$23.6	~$14	~$14

Proactive balance sheet and liability management

- Realizes real cash flow savings: 2014-2015 forecast total cash payment was approximately $28 million
- TRA payments would have increased with improving markets and rising earnings
- Removes TRA impacts from strategic actions such as M&A and reserve acquisitions
- Cloud Peak Energy retains all future benefits from tax basis step-up
- No cash tax increases

31

32 September 2014 Revolver Amendments Retained $500 million facility Relaxed net secured leverage ratio and net cash interest expense coverage ratio over remaining life of the revolver (matures in 2019) Provides increased financial flexibility Net Secured Debt Leverage Ratio Net Cash Interest Expense Coverage Ratio Through December 31, Previous Amended Previous Amended 2015 3.0X 4.0X 2.0X 1.5X 2016 2.75X 4.0X 2.0X 1.5X 2017 to Maturity in 2019 2.5X 4.0X 2.0X 1.5X

33 Updated Guidance 2014 (estimated) 2015 (estimated) Inclusive of intersegment sales Non-GAAP financial measure (3) Guidance not provided yet (4) Includes $10.2 million of equipment financed under capital lease in 2013. Excludes capitalized interest and federal coal lease payments. Coal shipments for our three operated mines (1) 84 – 86 million tons 78 – 84 million tons Committed sales with fixed prices ~ 89 million tons ~ 58 million tons Anticipated realized price of produced coal with fixed prices ~ $13.04 per ton ~ $13.10 per ton Adjusted EBITDA (2) $180 – $200 million $120 – $180 million Net interest expense ~ $77 million — (3) Depreciation, depletion and accretion $125 – $135 million — (3) Capital expenditures (4) $20 – $30 million $50 – $70 million Committed federal coal lease payments $69 million $69 million

Appendix 34

35 Average Cost of Produced Coal * Represents average cost of product sold for produced coal for our three owned and operated mines. Owned and Operated Mines* $10.23/ton Owned and Operated Mines* $9.57/ton 2012 2013 2011 Owned and Operated Mines* $9.12/ton Royalties and taxes Explosives Labor Outside services Repairs, maintenance, and tires Other mining costs Fuel and lubricants

Operating Segments 36 Owned and Operated Mines - mine site sales from our three owned and operated mines Key metrics: Tons sold Realized price per ton Cost of product sold per ton Logistics and Related Activities – delivered sales from our logistics and transportation services business to international and domestic customers Key profitability drivers: Tons delivered Cost of transportation services contracted Benchmark price of Newcastle for international deliveries Newcastle hedging Corporate and Other Results from 50% interest in Decker mine Unallocated corporate costs

Owned and Operated Mines 37 Our Owned and Operated Mines segment comprises the results of mine site sales from our three owned and operated mines primarily to our domestic utility customers and also to our Logistics and Related Activities segment. Match production to demand Largely fixed cost business – as coal tons vary, costs per ton will vary Manage variable costs and capital expenditures Reduced use of contractors Matching hiring to market needs Using condition monitoring and maintenance programs to extend equipment lives safely (1) Reconciliation tables for Adjusted EBITDA are included in the Appendix (in millions, except per ton amounts) Q3 2014 Q3 2013 YTD 2014 YTD 2013 Tons sold 21.5 23.1 62.6 64.3 Realized price per ton sold $ 13.12 $13.03 $ 13.07 $13.06 Average cost of product sold per ton $ 10.44 $ 9.78 $ 10.52 $10.29 Adjusted EBITDA(1) $ 43.6 $ 65.9 $ 126.7 $145.8

Logistics and Related Activities 38 Our Logistics and Related Activities segment comprises the results of our logistics and transportation services to our domestic and international customers. Lower Newcastle prices resulting in reduced revenue At September 30, 2014, $8 million Newcastle derivatives mark-to-market asset in respect to 2014 deliveries (1) Reconciliation tables for Adjusted EBITDA are included in the Appendix (in millions) Q3 2014 Q3 2013 YTD 2014 YTD 2013 Total tons delivered 1.6 1.4 4.0 4.2 Asian export tons 1.2 1.3 3.2 3.6 Revenue $ 65.6 $ 70.2 $ 178.8 $203.2 Realized gains on financial instruments $ 8.0 $ 3.7 $ 18.9 $ 6.4 Cost of product sold (delivered tons) $ 70.8 $ 70.1 $ 188.4 $197.4 Adjusted EBITDA(1) $ 1.4 $ 2.1 $ 4.5 $ 6.2

39 Statement of Operations Data (in millions, except per share amounts) Three Months Ended September 30, Nine Months Ended September 30, 2014 2013 2014 2013 Revenue $ 342.3 $ 374.8 $ 982.3 $ 1,042.9 Operating income 85.8 33.8 109.4 85.5 Net income (loss) 91.1 18.0 73.3 38.1 Earnings per common share – basic Net income (loss) $ 1.50 $ 0.30 $ 1.21 $ 0.63 Earnings per share – diluted Net income (loss) $ 1.49 $ 0.29 $ 1.20 $ 0.62

40 Statement of Operations Data (in millions, except per share amounts) Revenue 1,396.1 $ 1,516.8 $ 1,553.7 $ 1,370.8 $1,398.2 Operating income 112.4 241.9 250.5 211.9 255.0 Income from continuing operations 52.0 173.7 189.8 117.2 182.5 Income (loss) from discontinued operations — — — — 211.1 Net income 52.0 173.7 189.8 117.2 393.6 Amounts attributable to controlling interest: Income from continuing operations 52.0 173.7 189.8 33.7 170.6 Income (loss) from discontinued operations — — — — 211.1 Net income attributable to controlling interest $ 52.0 $ 173.7 $ 189.8 $ 33.7 $ 381.7 Earnings per share – basic Income from continuing operations $ 0.86 $ 2.89 $ 3.16 $ 1.06 $ 3.01 Income (loss) from discontinued operations — — — — 3.73 Net income $ 0.86 $ 2.89 $ 3.16 $ 1.06 $ 6.74 Earnings per share attributed to controlling interest – diluted Income from continuing operations $ 0.85 $ 2.85 $ 3.13 $ 1.06 $ 2.97 Income (loss) from discontinued operations — — — — 3.52 Net income $ 0.85 $ 2.85 $ 3.13 $ 1.06 $ 6.49 Year Ended December 31, 2013 2012 2011 2010 2009

41 Balance Sheet Data (in millions) Cash, cash equivalents and investments $ 119.3 $ 312.3 $ 278.0 $ 479.4 $ 340.1 $ 268.3 Restricted cash 2.0 — — 71.2 182.1 80.2 Property, plant and equipment, net 1,578.3 1,654.0 1,678.3 1,350.1 1,008.3 987.1 Total assets 2,111.5 2,357.4 2,351.3 2,319.3 1,915.1 1,677.6 Senior notes, net of unamortized discount 498.4 597.0 596.5 596.1 595.7 595.3 Federal coal lease obligations 64.0 122.9 186.1 288.3 118.3 169.1 Asset retirement obligations, net of current portion 175.5 246.1 239.0 192.7 182.2 175.9 Total liabilities 1,027.3 1,355.4 1,420.3 1,568.9 1,383.9 1,232.1 Controlling interest equity 1,084.2 1,002.0 931.0 750.4 531.2 252.9 Noncontrolling interest equity — — — — — 192.6 September 30, December 31, 2014 2013 2012 2011 2010 2009

42 Reconciliation of Non-GAAP Measures – Adjusted EBITDA (in millions) Nine Months Ended September 30, 2010 2009 (1) Changes to related deferred taxes are included in income tax expense. (2) Derivative fair value mark-to-market (gains) losses reflected on the statement of operations. (3) Derivative cash gains and losses reflected within operating cash flows. Net income (loss) $ 91.1 $ 18.0 $ 73.3 $ 38.1 $ 87.2 Interest income — (0.2) (0.2) (0.3) (0.3) Interest expense 12.7 9.0 64.5 29.8 76.4 Income tax expense 40.7 (0.8) 30.7 10.5 31.8 Depreciation and depletion 25.8 26.9 81.9 75.6 106.9 Accretion 3.8 4.0 12.1 12.2 15.1 EBITDA $ 174.1 $ 57.0 $ 262.3 $ 165.9 $ 317.1 Tax agreement benefit(1) (58.6) 10.5 (58.6) 10.5 58.6 Derivative financial instruments: Exclusion of fair value mark-to-market (gains) losses(2) $ (0.5) $ 0.3 $ (16.1) $ (25.6) $ (16.0) Inclusion of cash amounts received (paid)(3) 5.0 3.2 16.9 5.7 24.2 Total derivative financial instruments 4.5 3.5 0.8 (19.9) 8.2 Gain on sale of Decker Mine interest (74.3) — (74.3) — (74.3) Expired significant broker contract — — — — — Adjusted EBITDA $ 45.7 $ 70.9 $ 130.3 $ 156.5 $192.4 Three Months Ended September 30, Nine Months Ended September 30, Trailing Twelve Months Ended 2014 2013 2014 2013 Sept 30, 2014

Reconciliation of Non-GAAP Measures – Adjusted EBITDA

CLOUD PEAK ENERGY®

(in millions)

	Year Ended December 31,				
	2013	2012	2011	2010	2009
Net income	$ 52.0	$ 173.7	$ 189.8	$ 117.2	$ *
Net income from continuing operations	*	*	*	*	182.5
Interest income	(0.4)	(1.1)	(0.6)	(0.6)	(0.3)
Interest expense	41.7	36.3	33.9	46.9	6.0
Income tax expense	11.6	62.6	11.4	32.0	68.2
Depreciation and depletion	100.5	94.6	87.1	100.0	97.9
Amortization	—	—	—	3.2	28.7
Accretion	15.3	13.2	12.5	12.5	12.6
EBITDA	$ 220.7	$ 379.3	$ 334.1	$ 311.3	$ 395.6
Tax agreement expense(1)	10.5	(29.0)	19.9	19.7	—
Derivative financial instruments:					
Exclusion of fair value mark-to-market (gains) losses(2)	(25.6)	(22.8)	(2.3)	—	—
Inclusion of cash amounts received(3)	13.0	11.2	—	—	—
Total derivative financial instruments	(12.6)	(11.5)	(2.3)	—	—
Expired significant broker contract	—	—	—	(8.2)	(75.0)
Adjusted EBITDA	$ 218.6	$ 338.8	$ 351.7	$ 322.7	$ 320.6

* For 2009 and prior periods, Cloud Peak Energy reported discontinued operations. Accordingly, for such periods, net income from continuing operations is the comparable U.S. GAAP financial measure for Adjusted EBITDA.

(1) Changes to related deferred taxes are included in income tax expense.

(2) Derivative fair value mark-to-market (gains) losses reflected on the statement of operations.

(3) Derivative cash gains and losses reflected within operating cash flows.

43

Three Months Ended September 30, Nine Months Ended September 30, 2014 2013 2014 2013 44 Reconciliation of Non-GAAP Measures – Adjusted EPS Diluted earnings per common share $ 1.49 $ 0.29 $ 1.20 $ 0.62 Tax agreement expense including tax impacts of IPO and Secondary Offering (0.74) 0.01 (0.74) 0.01 Derivative financial instruments Exclusion of fair value mark-to market (gains) losses $(0.01) $ — $(0.17) $(0.27) Inclusion of cash amounts received (paid) 0.06 0.03 0.17 0.06 Total derivative financial instruments 0.05 0.03 (0.00) (0.21) Refinancing transaction Exclusion of cash for early retirement of debt — — 0.15 — Exclusion of non-cash interest for deferred financing fee write-off — — 0.08 — Total refinancing transaction — — 0.23 — Gain on sale of Decker Mine interest (0.78) — (0.78) — Expired significant broker contract — — — — Adjusted EPS $ 0.02 $ 0.34 $ (0.08) $ 0.43 Weighted-average dilutive shares outstanding (in millions) 61.1 61.2 61.2 61.1

45 Diluted earnings per common share attributable to controlling interest $ 0.85 $ 2.85 $ 3.13 $ 1.06 $ * Diluted earnings per common share attributable to controlling interest from continuing operations * * * * 2.97 Tax agreement expense including tax impacts of IPO and Secondary Offering 0.01 (0.58) (0.63) 0.78 — Derivative financial instruments: Exclusion of fair value mark-to-market gains (0.27) (0.24) (0.02) — — Inclusion of cash amounts received 0.14 0.12 — — — Total derivative financial instruments (0.13) (0.12) (0.02) — — Expired significant broker contract — — — (0.10) (0.49) Adjusted EPS $ 0.73 $ 2.15 $ 2.47 $ 1.74 $ 2.48 Weighted-average shares outstanding (in millions) 61.2 60.9 60.6 31.9 60.0 Reconciliation of Non-GAAP Measures – Adjusted EPS Year Ended December 31, 2013 2012 2011 2010 2009 * For 2009, Cloud Peak Energy reported discontinued operations. Accordingly, for such periods, diluted earnings (loss) per share attributable to controlling interest from continuing operations is the comparable U.S. GAAP financial measure for Adjusted EPS.

Adjusted EBITDA by Segment

CLOUD PEAK ENERGY®

	Three Months Ended September 30,				Nine Months Ended September 30,			
	2014		2013		2014		2013	
Owned and Operated Mines								
Adjusted EBITDA		$ 43.6		$ 65.9		$ 126.7		$ 145.8
Depreciation and depletion		(26.0)		(25.0)		(80.8)		(72.2)
Accretion		(2.9)		(2.7)		(8.8)		(8.4)
Derivative financial instruments:								
Exclusion of fair value mark-to-market gains (losses)	$ (3.5)		$ (0.2)		$ (2.0)		$ (0.5)	
Inclusion of cash amounts (received) paid	2.9		0.6		2.0		0.7	
Total derivative financial instruments		(0.6)		0.4		—		0.2
Other		0.1		(2.7)		(0.3)		(2.4)
Operating income		14.2		35.9		36.8		63.0
Logistics and Related Activities								
Adjusted EBITDA		1.4		2.1		4.5		6.2
Derivative financial instruments:								
Exclusion of fair value mark-to-market gains (losses)	4.0		(0.1)		18.1		26.1	
Inclusion of cash amounts (received) paid	(8.0)		(3.7)		(18.9)		(6.4)	
Total derivative financial instruments		(4.0)		(3.8)		(0.8)		19.7
Operating income		(2.6)		(1.7)		3.7		25.9
Corporate and Other								
Adjusted EBITDA		1.0		3.1		0.6		4.9
Depreciation and depletion		0.2		(2.0)		(1.1)		(3.4)
Accretion		(0.9)		(1.3)		(3.3)		(3.8)
Gain on sale of Decker Mine interest		74.3		—		74.3		—
Other		(0.1)		—		—		(0.8)
Operating income (loss)		74.5		(0.2)		70.5		(3.1)
Eliminations								
Adjusted EBITDA		(0.3)		(0.1)		(1.5)		(0.4)
Operating income		(0.3)		(0.1)		(1.5)		(0.4)
Consolidated operating income		85.8		33.8		109.4		85.5
Interest income		—		0.2		0.2		0.3
Interest (expense) benefit		(12.7)		(9.0)		(64.5)		(29.8)
Tax agreement (expense) benefit		58.6		(10.5)		58.6		(10.5)
Other, net		—		—		(0.3)		2.5
Income tax expense		(40.7)		2.7		(30.7)		(10.5)
Earnings from unconsolidated affiliates, net of tax		—		0.8		0.6		0.6
Net income (loss)		$ 91.1		$ 18.0		$ 73.3		$ 38.1

46

47 (1) Represents only the three company-operated mines. Q3 Q2 Q1 Q4 Q3 Q2 Q1 Year Year Year 2014 2014 2014 2013 2013 2013 2013 2013 2012 2011 Tons sold Antelope Mine 8,239 8,085 8,288 7,945 7,952 7,371 8,086 31,354 34,316 37,075 Cordero Rojo Mine 8,535 8,551 8,447 9,027 10,054 8,359 9,231 36,670 39,205 39,456 Spring Creek Mine 4,763 3,953 3,710 4,765 5,140 4,362 3,742 18,009 17,101 19,106 Decker Mine (50% interest) 422 385 272 483 489 382 165 1,519 1,441 1,549 Total tons sold 21,959 20,974 20,716 22,220 23,635 20,473 21,224 87,552 92,063 97,186 Average realized price per ton sold (in millions)(1) $13.12 $13.08 $13.02 $13.16 $13.03 $13.05 $13.09 $13.08 $13.19 $12.92 Average cost of product sold per ton(1) $10.44 $10.48 $10.63 $10.04 $ 9.78 $10.81 $10.37 $10.23 $ 9.57 $ 9.12 Other Data (in thousands)

48 48 48 Sulfur Content by Basin 48 Source: SNL U.S. Coal Consumption by Region Region/ Avg Btu Average lbs SO2 PRB/ 8,600 0.5 – 1.0/mmBtu Rocky Mountain 11,500 0.9 – 1.4/mmBtu Illinois Basin 11,500 2.5 – 6.0/mmBtu Appalachia 12,000 1.2 – 7.0/mmBtu Lignite 6,000 1.4 – 4.0/mmBtu Cloud Peak Energy Mines Antelope 8,875 0.52/mmBtu Cordero Rojo 8,425 0.69/mmBtu Spring Creek 9,350 0.73/mmBtu Source: Public record

49 Lease by Application and Modification Source: Cloud Peak Energy management. Note: Acquired tonnage is not classified as reserve until verified with sufficient technical and economic analysis. Maps not to scale. Tonnage amounts are not forecasts of any future production or sales. LBA/LBM Mined Area (2012/2013) Leased Coal LBM - estimated 15.8 million minable tons. Subject to pending challenges by certain environmental organizations against the BLM. Timing of the offer of LBM remains uncertain. Antelope Mine (8875 Btu) LBM LBA II – estimated 198 million minable tons as applied for. Final tract boundaries and tonnage to be determined by the BLM. LBM II – estimated 8 million minable tons as applied for. Final tract boundary and tonnage to be determined by the BLM. Lease sale date for LBA II and lease offering of the LBM II, to be determined by BLM, are anticipated in 2017 LBA II Spring Creek Mine (9350 Btu) LBM ll Cordero Rojo Mine (8425 Btu) Maysdorf II South Tract – 234 million minable tons – as estimated by the BLM (1) (1) The BLM is expecting to delay any future lease sales on the Maysdorf II South Tract for up to two years due to current weak markets. Maysdorf II South Tract